combining Lang Michener LLP and McMillan LLP

Our File No.	41315-0224
Date	April 5, 2011

To the Board of Directors
Taseko Mines Limited
905 West Pender Street, Suite 300
Vancouver, British Columbia V6C 1L6

Dear Sirs/Mesdames:

Re:	Taseko Mines Limited
Registration Statement on Form F-10/A

We hereby consent to the use of our name in the Registration Statement on Form F-10/A filed by Taseko Mines Limited on April 5, 2011, as such may thereafter be amended or supplemented, and in the base shelf prospectus included therein, under the headings “Enforceability Of Civil Liabilities By U.S. Investors” and “Legal Matters”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours truly,

/s/ McMillan LLP

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